Exhibit 99.1

PDS Biotechnology Reports Financial Results for the Third Quarter 2020 and Provides Business Update

Florham Park, NJ, November 11, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced its financial results for the third quarter ended September 30, 2020 and provided a business update.

Third Quarter 2020 and Recent Business Highlights

•	Successfully raised approximately $19 million via a public offering of common stock.
•
Initiated VERSATILE-002, a Phase 2 trial of PDS0101, our investigational drug candidate, in combination with standard of care KEYTRUDA® for first-line treatment of patients with metastatic or recurrent HPV-positive head and neck cancer.

•	Initiated a Phase 2 study of PDS0101 in combination with standard of care chemoradiotherapy at the MD Anderson Cancer Center for treatment of locally advanced cervical cancer.
•	Continued development of PDS0103 in partnership with the National Cancer Institute.
•	Advanced co-development program with Farmacore with plans to move the PDS0203 COVID-19 vaccine into clinical development with the support of the Brazilian government.
•	Expanded Board of Directors with appointment of preeminent oncologist, Otis Brawley, M.D.

“As a result of our team’s dedicated efforts during the third quarter and our clinical partnerships with leading institutions in immuno-oncology, today PDS0101 is being evaluated in three phase 2 clinical trials for multiple HPV-associated cancers,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotechnology. “Furthermore, the successful equity raise we completed in August strengthened our balance sheet, ensuring we can continue to progress the clinical development of our oncology programs as well as to expand both our oncology and infectious disease programs despite the challenges posed by the COVID-19 pandemic.”

Third Quarter 2020 Financial Review

For the third quarter of 2020, net loss was approximately $3.9 million, or $0.23 per basic share and diluted share, compared to a net loss of approximately $5.8 million, or $1.10 per basic share and diluted share for the third quarter of 2019.

Research and development expenses totaled approximately $2.1 million for the third quarter of 2020, compared to approximately $1.8 million for the same period in 2019, an increase of 12%. The increase was primarily attributable to an increase of $0.1 million in technical operations (manufacturing) and $0.3 million in clinical studies, offset by a decrease of $0.1 million in professional fees and $0.1 million in regulatory expenses.

For the third quarter of 2020, general and administrative expenses were approximately $1.8 million compared with approximately $3.0 million during the third quarter of 2019, a decrease of 40%. The decrease was primarily attributable to a decrease of $0.2 million in salary and benefits, $0.1 million in facilities and office expense, $0.3 million in insurance expense, $0.6 million in professional fees, and $0.1 million in legal fees offset by an increase of $0.1 million in licenses, taxes and fees.

Total operating expenses for the third quarter of 2020 were approximately $3.9 million, compared to total operating expenses of approximately $5.8 million during the same period of 2019, a decrease of 33%.

As of September 30, 2020, the Company’s cash balance was approximately $33.5 million.

Conference Call and Webcast

The conference call is scheduled to begin at 8:00 am ET on Thursday, November 12, 2020. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and mention PDS Biotechnology. A live webcast of the conference call will also be available on the investor relations page of the Company's corporate website at www.pdsbiotech.com.

After the live webcast, the event will be archived on PDS Biotech’s website for 6 months. In addition, a telephonic replay of the call will be available for 6 months. The replay can be accessed by dialing 877-660-6853 (United States) or 201-612-7415 (International) with confirmation code 13712632.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,”  “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotechnology
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$33,468,935	$12,161,739
Prepaid expenses and other	373,395	2,308,462
Total current assets	33,842,330	14,470,201

Property and equipment, net	9,345	21,051
Operating lease right-to-use asset	593,580	-

Total assets	$34,445,255	$14,491,252

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$1,559,591	$1,197,720
Accrued expenses	1,222,773	1,097,640
Restructuring reserve	–	498,185
Operating lease obligation - short term	116,240	-
Total current liabilities	2,898,604	2,793,545

Noncurrent liability:
Operating lease obligation - long term	521,692	-

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at September 30, 2020 and December 31, 2019, 22,261,619 shares and 5,281,237 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	7,346	1,742
Additional paid-in capital	70,775,892	40,633,670
Accumulated deficit	(39,758,279)	(28,937,705)
Total stockholders' equity	31,024,959	11,697,707

Total liabilities and stockholders' equity	$34,445,255	$14,491,252

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development expenses	$2,060,815	$1,834,371	$5,446,718	$4,751,308
General and administrative expenses	1,846,214	3,068,581	5,428,098	9,358,429
Lease termination costs	–	944,445	–	944,445

Total operating expenses	3,907,029	5,847,397	10,874,816	15,054,182

Loss from operations	(3,907,029)	(5,847,397)	(10,874,816)	(15,054,182)

Other income (expense):
Gain on bargain purchase upon merger	–	–	–	11,939,331
Interest income	1,207	95,787	54,242	294,694
Interest expense	–	–	–	(606)

Net loss and comprehensive loss	(3,905,822)	(5,751,610)	(10,820,574)	(2,820,763)
Per share information:
Net loss per share, basic and diluted	$(0.23)	$(1.10)	$(0.73)	$(0.60)

Weighted average common shares outstanding, basic and diluted	17,169,257	5,246,829	14,892,764	4,729,153